Exhibit 99.3

BTHC XV, Inc.
(Successor of Long Fortune Valley Tourism International Limited)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been prepared to give effect to the share exchange transaction between BTHC XV, Inc. (“BTHC”) and Long Fortune Valley Tourism International Limited (“Long Fortune”) as a reverse acquisition of assets and a recapitalization in accordance with accounting principles generally accepted in the United States.  For accounting purposes, Long Fortune is considered to be the acquirer of BTHC in the share exchange transaction.

Note 1 – Share Exchange Agreement

On October 6, 2010, BTHC entered into a Share Exchange Agreement with Halter Financial Investments LP, its then-principal shareholder, Long Fortune and Grand Fountain Capital Holding Limited, a company organized under the laws of the Cayman Islands, Zhang Shanjiu, Zhang Qian, Li Shikun and Yu Xinbo (collectively, the “Long Fortune Shareholders”) (the “Share Exchange Agreement”).  Pursuant to the terms of the Share Exchange Agreement, BTHC agreed to acquire all of the issued and outstanding shares of Long Fortune from the Long Fortune Shareholders in exchange for the issuance by BTHC to the Long Fortune Shareholders of an aggregate of 17,185,177 newly-issued shares of BTHC common stock, $0.001 par value per share (the “Share Exchange”).  The execution of the Share Exchange Agreement was previously reported in BTHC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2010.  As a result of the Share Exchange, BTHC is now a holding company, which controls an operating company in the People’s Republic of China (the “PRC”) engaged in tourism development and management.

As a result of the Share Exchange described above, BTHC became the record and beneficial owner of 100% of the share capital of Long Fortune and therefore owns 100% of the share capital of its subsidiaries.

Upon completion of the Share Exchange and the issuance of 404,466 shares of common stock to a pre-closing stockholder of BTHC prior to the closing of the Share Exchange, BTHC had 18,089,660 shares of common stock issued and outstanding.  Pursuant to the terms of the Share Exchange Agreement, Long Fortune’s officers were appointed as BTHC’s officers, Zhang Shanjiu was appointed as Chairman of the board of directors and Mr. Timothy P. Halter resigned from each officer position he held at BTHC.

The transaction was regarded as a reverse acquisition whereby Long Fortune was considered to be the accounting acquirer because the Long Fortune Shareholders, collectively, obtained control of BTHC after the Share Exchange.

Long Fortune was incorporated in the Cayman Islands on December 9, 2009.  On December 9, 2009, Long Fortune became the parent holding company of a group of companies comprised of Rich Valley Capital Holding Limited, a British Virgin Islands company (“Rich Valley”).  Rich Valley also was established on December 9, 2009 and is the parent company of Long Fortune Valley Tourism International Limited, a company organized under the laws of Hong Kong (“LFHK”).  After the closing of the Share Exchange, BTHC operates its business in the PRC through Shandong Longkong Travel Management Co., Ltd., a company organized under the laws of the PRC and a wholly-owned subsidiary of LFHK.

The consolidated financial statements reflect all predecessor statements of income and cash flow activities and include the accounts of Long Fortune and its subsidiaries.  Long Fortune is the continuing entity for financial reporting purposes.

The unaudited pro forma condensed consolidated balance sheet set forth below represents the combined financial position of Long Fortune and BTHC as of June 30, 2010, as if the reverse acquisition occurred on June 30, 2010.  The unaudited pro forma condensed consolidated statements of operations set forth below represent the combined results of operations of Long Fortune and BTHC, as if the reverse acquisition occurred on the first day of the periods presented therein.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisition had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

Note 2 – Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information

The accompanying unaudited pro forma condensed consolidated financial information gives effect to the Share Exchange as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Long Fortune and BTHC been a combined company during the specified periods.  The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma condensed consolidated financial information.  In addition, the unaudited pro forma condensed consolidated financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the acquisition.  The unaudited pro forma condensed consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements found as exhibits 99.1 and 99.2 in this Form 8-K.

The adjustments to the unaudited pro forma condensed consolidated financial information as of June 30, 2010 in connection with the proposed acquisition are presented below:

(a) At closing and pursuant to the Share Exchange Agreement, BTHC acquired all of the issued and outstanding capital stock of Long Fortune in exchange for the issuance of 17,185,177 common shares, $0.001 par value per share; and

(b) At closing, common stock of BTHC was reclassified to additional paid-in-capital to reflect the additional shares of common stock issued as part of the Share Exchange.

BHTC XV, INC.
(Successor of Long Fortune Valley Tourism International Limited)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2010
(Amounts expressed in thousand US Dollars)

	Historical	Historical	Pro Forma		Combined
	BTHC XV, Inc.	Long Fortune Valley Tourism International Limited	Adjustments	Note	Pro Forma
ASSETS
Current assets:
Cash and cash equivalences	$-	$308			$308
Receivables, net of allowance for doubtful accounts	-	1,274			1,274
Amounts due from related parties	-	11,248			11,248
Short term prepaid rent	-	24			24

Total current assets	-	12,854			12,854

Property, plant and equipment, net of accumulated depreciation	-	11,435			11,435
Land occupancy rights	-	319			319
Long term prepaid rent	-	173			173
Long term investment	-	297			297
Total assets	$-	$25,078			$25,078

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$-	$336			$336
Accrued expenses and other liabilities	-	76			76
Short-term loans	-	8,246			8,246
Amount due to controlling shareholder	35	-			35
Amounts due to related parties	-	386			386
Total current liabilities	35	9,044			9,079

Shareholders' equity (Deficit)
Share capital - $1 par value, 40,000,000 shares authorized. 17,685,194 shares issued and outstanding	1	1	16	(a)+(b)	18
Additional paid in capital	-	967	(16)	(a)+(b)	951
Statutory reserve	-	593			593
Accumulated other comprehensive income	-	550			550
Retained earnings	(36)	13,923			13,887
Total shareholders’ equity	(35)	16,034			15,999
Total liabilities and shareholders’ equity	$-	$25,078			$25,078

BTHC XV, INC.
(Successor of Long Fortune Valley Tourism International Limited)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2010
(Amounts expressed in thousand US Dollars)

	Historical	Historical	Pro Forma		Combined
	BTHC XV, Inc.	Long Fortune Valley Tourism International Limited	Adjustments	Note	Pro Forma

Revenues	$-	$4,694			$4,694

Costs and expenses	(6)	(1,605)			(1,611)

Operating income (loss)	(6)	3,089			3,083

Other income (expense)	-	(98)			(98)

Income (loss) before income taxes	(6)	2,991			2,985

Income tax expense	-	(293)			(293)

Net income (loss)	(6)	2,698			2,692

Other comprehensive income - Foreign translation adjustment	-	78			78

Comprehensive income (loss)	$(6)	$2,776			$2,770

BTHC XV, INC.
(Successor of Long Fortune Valley Tourism International Limited)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2009
(Amounts expressed in US Dollars)

	Historical	Historical	Pro Forma		Combined
	BTHC XV, Inc.	Long Fortune Valley Tourism International Limited	Adjustments	Note	Pro Forma

Revenues	$-	$9,922			$9,922

Costs and expenses	(6)	(2,927)			(2,933)

Operating income (loss)	(6)	6,995			6,989

Other income	-	126			126

Income (loss) before income taxes	(6)	7,121			7,115

Income tax expense	-	(580)			(580)

Net income (loss)	(6)	6,541			6,535

Other comprehensive income - Foreign translation adjustment	-	22			22

Comprehensive income (loss)	$(6)	$6,563			$6,557

PRO FORMA EARNINGS PER SHARE

	Year Ended	Six months Ended
	December 31, 2009	June 30, 2010
Net profit attributable to holders of common shares	$6,557	$2,770

Earnings Per Share
Basic and diluted	$0.36	$0.15

Weighted average number of common shares outstanding
Basic and diluted	18,089,660	18,089,660